UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2014

Foot Locker, Inc.

(Exact Name of Registrant as Specified in its Charter)

New York	1-10299	13-3513936
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

112 West 34th Street, New York, New York	10120
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 720-3700

(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.      Other Events.

On December 30, 2014, Ken C. Hicks, Chairman of the Board of Directors of Foot Locker, Inc. (the “Company”), entered into a prearranged stock trading plan (the “Plan”) to exercise options to purchase a maximum of 400,000 shares of the Company’s common stock, par value $0.01 per share, and to sell such shares acquired upon exercise of the options beginning February 4, 2015 if the common stock reaches specified market prices. The shares acquired upon exercise will be sold contemporaneously with each exercise. The Plan was put in place for Mr. Hicks’ personal financial management and diversification purposes in connection with his upcoming retirement. Assuming the full execution of the Plan, Mr. Hicks will continue to hold approximately 500,000 shares of common stock and will have approximately 2,000,000 options outstanding.

The Plan was designed to comply with the guidelines specified in Rule 10b5-1 promulgated under the Securities Exchange Act of 1934, as amended, which permit persons to enter into a prearranged plan for buying or selling Company stock at a time when such person is not in possession of material, nonpublic information about the Company. Transactions made under the Plan will be disclosed publicly through Form 4 filings with the U.S. Securities and Exchange Commission. Except as may be required by law, the Company does not undertake to report on specific Rule 10b5-1 prearranged stock trading plans of Company officers or directors, nor to report modifications or terminations of the aforementioned Plan or the plan of any other individual.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOOT LOCKER, INC.
Date: January 6, 2015	By:	/s/ Sheilagh M. Clarke
Senior Vice President, General Counsel and Secretary